Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-194423, No. 333-194429, No. 333-202327, No. 333-209620, No. 333-216762, and No. 333-224002) on Form S-8 and Registration Statement (No. 333-197259 and No. 333-224952) on Form S-3 of Aemetis, Inc. of our report dated March 14, 2019, relating to the consolidated financial statements of Aemetis, Inc., appearing in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2018.

Des Moines, Iowa

March 14, 2019